UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010 (April 13, 2010)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On April 13, 2010, Nationwide Financial Services, Inc. (NFS) obtained the consent of the holders of its 6.75% fixed-to-floating rate junior subordinated notes due May 15, 2037 to amend the indenture governing the notes to remove the requirement that NFS continue filing reports with the Securities and Exchange Commission (SEC) even if the SEC’s regulations did not require such reporting. On April 26, 2010, NFS filed a Form 15 with the SEC providing notice of the suspension of its duty to file reports under the Securities Exchange Act of 1934 (Exchange Act).

In May 2010, NFS’s subsidiary, Nationwide Life Insurance Company (NLIC), elected to rely on the exemption from its duty to file reports under the Exchange Act for products that are registered as securities but are also regulated as insurance under state law provided by Rule 12h-7 of the Exchange Act.

Consequently, absent a further change in circumstances, neither NFS nor NLIC will be filing perodic reports with the SEC going forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: May 12, 2010	/S/ TIMOTHY G. FROMMEYER
Timothy G. Frommeyer Senior Vice President—Chief Financial Officer